Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Cyclica Inc. Second Amended and Restated Stock Option Plan of our reports dated February 27, 2023, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Recursion Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
May 30, 2023